Exhibit No. 99.1

Company Contact:	Investor Relations Contact:
Jim Groh	Matt Hayden/Brett Maas
(843) 277-0024	(843) 272-4653
jim@bakbattery.com

China BAK Battery Receives Approval to Begin
Trading on the Nasdaq National Market

Trading Symbol Changes from “CBBT” to “CBAK”

SHENZHEN, China & DALLAS—May 31, 2006 -- (BUSINESS WIRE)— China BAK Battery, Inc., a leading provider of Lithium-Ion (Li-Ion) battery cells , today announced that it has received approval to list its common stock on the Nasdaq National Market, and effective May 31, 2006, the Company’s common stock began trading on the Nasdaq National Market under the ticker symbol “CBAK.”

About BAK China Battery
China BAK Battery, Inc. is a commercial manufacturer of standard and customized Lithium Ion (Li-ion) rechargeable battery cells for use in various portable electronic applications, including cellular phones, MP3 players, laptop computers, bluetooth headsets, power tools, and other general industrial applications. BAK utilizes its 1.9 million square foot manufacturing operation in Shenzhen, PRC, which was recently expanded to produce new proprietary products. BAK is one of the largest Li-ion battery cell manufacturers in the world..

Forward-Looking Statements
All “forward-looking statements” relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. China BAK Battery, Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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